EXHIBIT 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify that the quarterly report on Form 10-Q of EuroGas, Inc. for the quarter ended March 31, 2004, as filed June 19, 2004 with the Securities and Exchange Commission, to the best of our knowledge fully complies with the requirements of Section 13(a) or 15(d) of The Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of EuroGas, Inc.

Date: June 19, 2004	/s/ Wolfgang Rauball
Wolfgang Rauball
Chairman and Chief Executive Officer
(Principal Executive Officer)

Date: June 19, 2004	/s/ Hank Blankenstein
Hank Blankenstein
Chief Financial Officer
(Principal Financial and Accounting Officer)